Short Term Investment Fund - period ended 1/31/16


Sub-Management Contract between Putnam Investment
Management, LLC and Putnam Investments Limited dated
February 27, 2014; Schedule A amended  as of November
30, 2015 Incorporated by reference to Post-Effective
Amendment No. 222 to the Registrants Registration
Statement filed on Nov 25, 2015.